FOR:  Valley National Bancorp                  Contact:  Alan Eskow
      1455 Valley Road                                   (973) 305-4003
      Wayne, New Jersey 07470



FOR IMMEDIATE RELEASE
June 2, 1998


         WAYNE, NJ -- The Board of Directors of Valley National Bancorp previously authorized on January 23, 1998, the repurchase of up to 1,250,000 shares (adjusted for the 5 for 4 stock split on May 18, 1998) of the company's outstanding stock. As of June 1, 1998, repurchased shares amounted to 220,125 and the balance of 1,029,875 shares have not been repurchased. The Board rescinded on May 26, 1998 the authorization for the Company to repurchase the 1,029,875 shares remaining.


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